UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 27, 2020

USA EQUITIES CORP.

(Exact Name of Registrant as Specified in its Charter)

0-19041

(Commission File No.)

Delaware	30-1104301
(State of Incorporation)	(I.R.S. Employer Identification No.)

901 Northpoint Parkway Suite 302 West Palm Beach FL 33407	33407
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (929) 379-6503

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	USAQ	OTCMKTS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

USA Equities Corp (the “Company”) and Troy Grogan, the Company’s majority shareholder, agreed to modify the Convertible Promissory Note issued to Mr. Grogan on October 2, 2009, in the initial principle amount of $73,500. As modified, the term of the note has been extended to March 31, 2023, and the conversion price, previously $0.001 per share, has been increased to $0.10 per share. As of December 31, 2019, inclusive of interest accrued, the balance of the Note was $165,107.

A copy of the Convertible Promissory Note, as amended, has been included as Exhibit 10.1 to this Report

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information required by this Item 2.03 is included under Item 1.01 of this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:	February 27, 2020

USA Equities Corp.

/s/: Troy Grogan
Name:	Troy Grogan
Title:	CEO and Chairman